UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 1, 2017

QCR Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Moline, Illinois 61265
(Address of Principal Executive Offices) (Zip Code)

(309) 736-3584
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 7.01. Regulation FD Disclosure.

       On October 2, 2017, QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), issued a press release regarding the consummation of its previously announced acquisition of substantially all the assets of Guaranty Bankshares, Inc., an Iowa corporation (“Guaranty”), including 100% of the outstanding common stock of Guaranty Bank and Trust Company, an Iowa-chartered commercial bank and wholly owned banking subsidiary of Guaranty (the “Acquisition”).  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

       The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

       The Acquisition was consummated on October 1, 2017, pursuant to a Purchase and Assumption Agreement dated June 8, 2017, by and between QCR Holdings and Guaranty (the “Agreement”).  The terms of the Acquisition are contained in the Agreement, filed with the Securities and Exchange Commission as Exhibit 2.1 to QCR Holdings’ Current Report on Form 8-K dated June 8, 2017, which is incorporated by reference herein.  It is anticipated that Guaranty Bank and Trust Company will be merged with and into QCR Holdings’ wholly owned banking subsidiary, Cedar Rapids Bank and Trust Company, in early December 2017.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

              99.1           Press Release, dated October 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: October 2, 2017	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer